Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LADENBURG THALMANN ALTERNATIVE STRATEGIES FUND", CHANGING ITS NAME FROM "LADENBURG THALMANN ALTERNATIVE STRATEGIES FUND" TO "ALTERNATIVE STRATEGIES FUND", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2013, AT 12:04 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF NOVEMBER, A.D. 2013.

Jeffrey W. Bullock, Secretary of State

4836584 8100

131230721

AUTHENTICATION: 0840128

DATE: 10-24-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:18 PM 10/24/2013
FILED 12:04 PM 10/24/2013
SRV 131230721 - 4836584 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1. Name of Statutory Trust: Ladenburg Thalmann Alternative Strategies Fund

2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

Alternative Strategies Fund

[set forth amendment(s)]

3. (Please complete with either **upon filing** or it may be a ***future effective date*** that is within 90 days of the file date) This Certificate of Amendments shall be effective November 1, 2013.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of October, 2013 A.D.

By: [signature]
Trustee

Name: Andrew Rogers
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